[LETTERHEAD OF MEHTA & TENGRA]

                                                                    EXHIBIT 23.3

                                                                  August 4, 1998


The Directors
Aramex Interntional Limited
Regional Office
P.O. Box 960913
Amman
Jordan

Dear Sirs

ARAMEX (UK) INTERNATIONAL COURIER LTD and ARAMEX INTERNATIONAL COURIER
FRANCE SARL

As former Auditors to the above Companies, we hereby consent to the (i) use of our report dated 18 April 1996 (except with resepct to the cash flow statement as to which the date is 23 December 1996) for the year ended 31 December 1995, relating to Aramex (U.K.) International Courier Ltd and our report dated 30 December 1996 for the year ended 31 December 1995 relating to the financial statements of Aramex International Courier France Sarl, and (ii) all references of our firm included in or made a part of the Registration Statement on Form F-3 and related prospectus of Aramex International Limited.

We confirm that we were independent Auditors to Aramex (U.K.) International Courier Ltd., and to Aramex International Courier France Sarl within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.

Yours faithfully,

/s/ Mehta & Tengra
----------------------
MEHTA & TENGRA
London, United Kingdom


  Authorized by: The Institute of Chartered Accountants in England and Wales
                       to carry on Investment Business

Jehangir J. Mehta B. Com                                       Perosha B. Tengra